Exhibit 10.1

SECOND AMENDMENT TO RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is entered into on May 12, 2010, between THQ Inc., a Delaware corporation (the “Company”), and Computershare Investor Services, LLC, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into that certain Amended and Restated Rights Agreement, dated as of August 22, 2001 and amended on April 9, 2002 (the “Rights Agreement”);

WHEREAS, on May 11, 2010, the Board of Directors of the Company (the “Board”) approved and adopted a Section 382 Rights Agreement to be entered into between the Company and Computershare Trust Company, N.A. (the “Section 382 Rights Agent”)  on May 12, 2010 (the “Section 382 Rights Agreement”);

WHEREAS, pursuant to Section 29 of the Rights Agreement the Board of Directors of the Company (the “Board”) has the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of the Rights Agreement, including, without limitation, the right and power to make all determinations deemed necessary or advisable for the administration of the Rights Agreement (including a determination to amend the Rights Agreement); and

WHEREAS, the Board has authorized the amendment of the Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.             Amendment of the Rights Agreement.  Clause (i) of Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(i) immediately upon the execution and delivery of the Section 382 Rights Agreement by the Company and the Section 382 Rights Agent (the “Final Expiration Date”),”

2.             Effectiveness of the Amendment.  This Amendment shall be deemed effective immediately upon the execution and delivery of the Section 382 Rights Agreement by the Company and the Section 382 Rights Agent.

3.             Amendment Controls.  If this Amendment conflicts with or is inconsistent with any provision contained in the Rights Agreement, this Amendment shall control.  This Amendment shall be considered a part of the Rights Agreement.

4.             Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

5.             Counterparts; Facsimile and PDFs.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Rights Agreement to be duly executed as of the date first written above.

THQ INC.

By:	/s/ Edward L. Kaufman
Name: Edward L. Kaufman
Title: Executive Vice President, Business and Legal Affairs

COMPUTERSHARE INVESTOR SERVICES, LLC

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration

Signature Page to Second Amendment to Rights Agreement